EXHIBIT 23.2

Terry Amisano Ltd.	Amisano Hanson
Kevin Hanson, C.A.	Chartered Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vectoria, Inc. (formerly Vanadium International, Inc.) of our report dated March 13, 2001 relating to the financial statements of Vectoria, Inc. (formerly Vanadium International, Inc.) as of December 31, 2000 and December 31, 1999.

AMISANO HANSON, Chartered Accountants

"Amisano Hanson"

Vancouver, Canada April 9, 2002

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA V6C 2T7	FACSIMILE: 604-689-9773 E-MAIL: amishan@telus